UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 29, 2015

VACCINOGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54997	14-1997223
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

949 Fell Street, Baltimore Maryland	21231
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 387-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 29, 2015, Vaccinogen, Inc., a Maryland corporation (the “Company”) amended certain existing warrants to purchase shares of common stock of the Company (the “Warrants”) held by the holders (the “Warrantholder”) to extend the termination date of each of the Warrants by twelve (12) months (the “Extension Amendments”). The Board of Directors of the Company has determined that the Extension Amendments are an appropriate response to demands from Warrantholders who have made efforts to influence management and impact the Company’s strategic plan and direction.

As of the date hereof, the Warrants represent the right to purchase an aggregate of 2,433,165 shares of the Company’s common stock, representing approximately 6.6% of the currently issued and outstanding 36,849,935 shares of the Company’s common stock. The Warrantholders include, among others, Dr. Michael G. Hanna, Jr., a director of the Company, and Andrew L. Tussing, Chairman of the Board and an executive officer of the Company.

This description of the Warrants and the Extension Amendments do not purport to be complete and is qualified in its entirety by reference to the Forms of Warrant and Form of Extension Amendments, each of which is attached to this Current Report on Form 8-K and incorporated herein by reference.

Section 3—Securities and Trading Markets

Item 3.03 Material Modifications to Rights of Security Holders.

The information contained under Item 1.01 above is incorporated by reference into this Item 3.03.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

4.1	Form of Warrant

4.2	Form of Extension Amendment

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINOGEN, INC.
(Registrant)

Date: May 5, 2015	By:	/s/ Andrew L. Tussing
Andrew L. Tussing
President and Chief Executive Officer

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Exhibit Index

Exhibit
Number	Description

4.1	Form of Warrant

4.2	Form of Extension Amendment

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